UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-lOl)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to ss. 240.14a-12

NEW GENERATION HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEW GENERATION HOLDINGS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held February 16, 2007

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of New Generation Holdings, Inc., a Delaware corporation (the "Company"), will be held on February 16, 2007, at 9:00 a.m., New York time, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, for the following purposes:

1. to elect two (2) Directors of the Company and the Company's subsidiary Plastinum Corp. (“Plastinum”) ("Proposal 1");

2.   to approve the “spin-off” of the common stock of Plastinum held by the Company to the Company’s stockholders (“Proposal 2”);

3.   to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 to 150,000,000 (“Proposal 3”);

4.   to ratify the “debt conversion transaction” previously effected by the Company with its President and Chief Executive Officer, Jacques Mot, pursuant to which Mr. Mot has converted debt of the Company to him into shares of Preferred Stock of the Company representing approximately 44.4% of the outstanding shares of Common Stock of the Company (“Proposal 4”);

5.   to ratify the appointment of Russell Bedford Stefanou Mirchandani LLP, CPAs, as independent auditors of the Company for the fiscal year ending December 31, 2006 ("Proposal 5"); and

6.   to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 29, 2006 will be entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely,

Jacques Mot Chairman and CEO

Dated:   January 31, 2007

NEW GENERATION HOLDINGS, INC.
345 Park Avenue
New York, New York 10167
(212) 792-4030

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
February 16, 2007

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of New Generation Holdings, Inc., a Delaware corporation (the "Company"), to be voted at a Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, on February 16, 2007, at 9:00 a.m., New York time, and at any and all adjournments thereof. The Special Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

Cost of Solicitation

The cost of solicitation will be borne by the Company. This proxy statement and the accompanying proxy are first being sent to the stockholders of the Company on or about January 31, 2007. A copy of the Company's 2005 Annual Report on Form 10-KSB (as amended) for the year ended December 31, 2005 is enclosed herewith, together with copies of the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (as amended) and the Form 10-SB of Plastinum Corp. (as amended) and Plastinum Corp.’s Quarterly Report on Form 10-SB for the quarter ended September 30, 2006 (as amended).

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on December 29, 2006. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on December 29, 2006, the Company had outstanding 49,998,260 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote. There were no issued shares held by the Company in its treasury.

Required Vote

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election of directors nominated will require the vote, in person or by proxy, of a plurality of all shares entitled to vote at the Special Meeting.   All other matters will require the approval of holders of a majority of the outstanding shares of Common Stock. Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or the proposal for the ratification of the reappointment of auditors.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company, Attn: President, of a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominees listed on the following pages, in favor of Proposals 2-5 and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, in their own discretion. Votes are tabulated at the Special Meeting by inspectors of election.

Interest of Certain Persons in Matters to Be Acted Upon

Mr. Mot a Director and our President and CEO owns 528,629.58 shares of Preferred Stock convertible into 38,672,076 shares of Common Stock subject to approval of Proposals 3 and 4. Mr. Mot's Preferred Stock votes on an "as converted" to Common Stock basis and his vote will count with respect to each Proposal other than Proposal 4 relating to his "debt conversion transaction" with the Company. Mr. Marcel Rokegem, a member of our Board of Directors owns 50,000 shares of Common Stock and his vote will count with respect to each Proposal. Mr. Robert Scherne, our interim Chief Financial Officer, is entitled to receive 79,637 shares of Common Stock through December 29, 2006 although such shares have not yet been issued as we do not have sufficient authorized shares at the present time. Mr. Scherne's shares will be issued subject to approval of Proposal 3, but his vote will be counted with respect to each Proposal.

SUMMARY

The following summary highlights selected information contained in this Proxy Statement relating to the proposed “spin-off” of Plastinum Corp. (“Plastinum”) to holders of Common Stock of the Company. As of the date of the Proxy Statement, NGH owned approximately 94% of the outstanding shares of Common Stock of Plastinum. Because this is a summary, it does not contain all the details concerning the distribution and our business that is contained in this document. We urge you to carefully read this entire document and our Form 10-KSB for the year ended December 31, 2005, our Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and the Form 10-SB and the Form 10-QSB for the quarter ended by September 30, 2006 filed by Plastinum, in each case as amended, including our financial statements and the audited financial statements of Plastinum for the year ended December 31, 2005 and Plastinum’s unaudited financial statements for the quarter ended September 30, 2006. Copies of these documents are attached to this Proxy Statement and are incorporated herein by reference.

Distributing Company	New Generation Holdings, Inc., a Delaware corporation (“NGH”) or the “Company”

Distributed Company	Plastinum Corp. (“Plastinum”), a Delaware corporation formerly named New Generation Plastic, Inc. and a subsidiary of NGH.

Primary Purposes of Distribution
NGH is a holding company and, except for its ownership of the stock of Plastinum, NGH does not own any other material assets. NGH also previously owned businesses in Europe which failed financially and have not been operational for several years. Although the operations of NGH have consisted of only the business of Plastinum since 2003, we believe that the separation from NGH and its failed businesses will enable Plastinum to present a clear impression of what it represents: a company with a unique plastic blending technology that can be applied to a spectrum of applications through almost the entire plastics industry. We believe that the stockholders and the investing public will be provided with a clear strategy and direction, as opposed to the multi-paths that may be implied by the holding company structure. For a more detailed discussion of the reasons for the distribution, see “The Distribution—Reasons for the Distribution.”

Shares to be Distributed
NGH will distribute to its stockholders one share of Plastinum common stock for each share of NGH common stock outstanding on the Record Date. Based on the number of shares of Plastinum common stock held by NGH as of the date of this Proxy Statement, NGH will distribute 49,998,260 shares of Plastinum common stock to its stockholders (representing approximately 94% of the outstanding shares of Plastinum common stock). Immediately following the distribution, NGH will not own any of Plastinum's common stock and Plastinum will be an independent company. Holders of existing warrants to purchase NGH stock will have the right to exercise such warrants to purchase Plastinum stock. However, options issued under the NGH Stock Option Plan will remain exercisable only for NGH common stock.

If both Proposal 3 relating to the increase in authorized shares and Proposal 4 relating to the ratification of the convertible debt transaction between the Company and Mr. Mot are approved (and assuming Mr. Mot converts his Preferred Stock into Common Stock), the Company will have 88,670,336 shares of common stock issued and outstanding of which 38,772,076 shares (representing approximately 44% of the outstanding shares) will be owned by Mr. Mot. If Proposal 3 relating to the "spin-off" of Plastinum is approved, Mr. Mot will own 38,772,076 shares of Plastinum common stock representing approximately 43% of Plastinum following the spinoff. Mr. Mot's shares of Preferred Stock of the Company vote on an "as-converted" to common stock basis. Accordingly, Mr. Mot's shares will be counted in the voting for all Proposals except Proposal 4 relating to the ratification of his debt conversion transaction with the Company. If Proposal 4 is not approved, the debt conversion transaction will be renegotiated by Mr. Mot and the independent director. See Proposal 4 "Reasons for Transsaction".

Relationship of Companies Following The "Spin-off"	Following the "spin-off", Plastinum and NGH will not be related other than by common directors and officers.

List and Trading of Common Stock
There is no current trading market for Plastinum common stock. We expect Plastinum's common stock to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets following the distribution although no assurances can be given that this will occur. See "The Distribution--Listing and Trading of Our Common Stock.

Record Date	The Record Date for the distribution is December 29, 2006.

Distribution Date
The distribution is expected to occur as soon as practicable after the Special Meeting (the "distribution date"). Record holders of NGH stock will have their Plastinum stock certificates mailed to them shortly after the distribution date. If NGH stockholders are not record holders of Plastinum stock because their shares are held on their behalf by their stockbroker or other nominee, then their shares of NGH common stock should be credited to their account with their stockbroker or other nominee on the distribution date.

Distribution Ratio	NGH stockholders will receive one share of Plastinum common stock for every share of NGH common stock they hold on the Record Date.

Distribution Agent, Transfer Agent and Registrar for our Common Stock	Colonial Stock Transfer Company is the Distribution Agent and our registrar and transfer agent. The address and telephone number of Colonial Stock Transfer Company is:

66 Exchange Place
Salt Lake City, Utah 84111
(801) 355-5740

Tax Consequences
NGH has not sought and does not intend to seek a ruling from the Internal Revenue Service with respect to the distribution. NGH believes that, among other things, the distribution will be tax-free for federal income tax purposes to NGH and to the stockholders of NGH, and that neither NGH nor Plastinum will recognize income, gain or loss as a result of the distribution. However, there are no guarantees that the taxing authorities will agree to these matters. Plastinum stockholders may have to pay taxes if they sell their shares of either NGH or Plastinum common stock. See "The Distribution—Federal Income Tax Consequences of the Distribution."

Board of Directors	Plastinum's Board of Directors initial Board of Directors will consist of two members, being the same members of NGH’s Board of Directors. See Proposal 1.

Management	NGH’s current executive officers will serve as Plastinum executive officers after the distribution.

Certain Anti-Takeover Effects
Certain provisions of Plastinum's Certificate of Incorporation and Bylaws may have the effect of making the acquisition of control of Plastinum in a transaction not approved by its Board of Directors more difficult. See "Risk Factors” below.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, certain information, as of December 29, 2006, regarding beneficial ownership of our common stock by

-	each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock;

-	each of our directors;

-	each of the named executive officers; and

-	all of our current executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Icare BVBA(2)	3,715,119	7.4%
Rapide BVBA(3)	3,715,119	7.4%
Jacques Mot(4)	1,200,000	2.4%
Marcel Rokegem	50,000	* %
Alfons de Maeseneir(5)	9,579,000	18%
Lombard Odier Darier Hentsch & CIE(6)	8,570,000	16%

All executive officers and directors as a group	1,250,000	2.5%

* less than 1%

(1)
Shares of common stock subject to warrants or other instruments currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes shares owned by Icare BVBA (3,648,658) and Robert Jordaens (66,461).

(3)	Includes shares owned by Rapide BVBA (3,648,658) and Rene de Vleeschauwer (66,461).

(4)
Includes (i) 1,100,000 vested options to purchase common stock at an exercise price of $1.18 per share. In addition, if Proposals 3 and 4 are approved, Mr. Mot will own an additional 38,672,076 shares of common stock issuable upon conversion of 528,629.58 shares of preferred stock issued to Mr. Mot on July 10, 2006 upon conversion of principal and accrued interest under an Election to Convert and Amendment to Debt Conversion Agreement among Mr. Mot, NGH and Plastinum.

(5)	Includes warrants immediately exercisable to purchase 3,227,000 shares of common stock at a purchase price of $0.35 per share.

(6)	Includes warrants immediately exercisable to purchase 3,570,000 shares of common stock at a purchase price of $0.35 per share.

DESCRIPTION OF BUSINESS.

New Generation Holdings, Inc. ("We," "Us," "NGH" or the "Company") is a Delaware corporation founded in 1999. Our shares are publicly traded on the Nasdaq OTC:BB under the symbol "NGPX". Our business went completely dormant in the beginning of 2003 due to a lack of liquidity and we did not have sufficient resources to make our public filings. Since that time, we have raised limited funds which have enabled us to complete our public filings and to invest in research and development in an attempt to commercialize the plastic technology owned by our subsidiary Plastinum Corp., formerly known as New Generation Plastic, Inc. ("Plastinum"). As discussed in Proposal 2 below, we are seeking approval of a "spinoff" of Plastinum to our stockholders.

We had hoped to build stockholder value through the operation of two separate and distinct business focuses: (a) the expansion and operation of a mainframe computer software development business through our wholly owned subsidiary New Generation Partners, Inc.; and (b) the continued commercialization of our patented plastic processing technology through our wholly-owned subsidiary, New Generation Plastic, Inc. During the period December 2000 through February 2001, the Company acquired Minerva Softcare N.V., a company formed under the laws of the country of Belgium, and its wholly owned subsidiaries, Case Belgium N.V., Case Nederland B.V., and Case France S.A (the "Minerva Group"). The Minerva Group was an integrated technology infrastructure solutions provider, which specialized in developing and marketing data warehousing, life cycle management and data modeling platforms and solutions. The Minerva Group's operations were principally located in Belgium, with its other significant operations in France, the United Kingdom, and the Netherlands. Due to a lack of liquidity caused by declining sales and an overall downturn in worldwide demand for software, Minerva could no longer profitably sell its software. Minerva entered into a master license agreement with Ikan Finanz AG as of December 31, 2002 pursuant to which it licensed substantially all of its proprietary software in exchange for certain royalty payments upon sales made by Ikan or any sublicensee. Ikan also agreed to employ most of Minerva's then existing employees. Ikan failed to make any sales of Minerva software in the first quarter of 2003 and we were forced to cease Minerva's operations toward the end of the first quarter of 2003 culminating with a liquidation of Minerva Softcare N.V. under the bankruptcy laws of the Country of Belgium in April of 2003. At approximately the same time, we suspended all of our business operations due to a lack of liquidity and accordingly failed to timely file our annual report on Form 10-KSB for the year ended December 31, 2002 and all subsequent quarterly and annual reports through our Form 10-KSB for the year ended December 31, 2005. We have since raised limited funds and filed our annual reports for the years ended December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 and all of our quarterly reports through and including the period ended September 30, 2006, and we are now current in our filings.

Plastinum is a Delaware corporation originally formed under the name NG Plastic, Inc. in February of 2000. Plastinum changed its name to New Generation Plastic, Inc. in May of 2000 and on May 19, 2006, changed its name to Plastinum Corp. Until recently, Plastinum was a wholly owned subsidiary and we currently own approximately 94% of outstanding Plastinum common stock. We presently have no business other than the plastic business conducted by Plastinum.

Plastinum Business

Plastinum is a development stage company, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7"), and is currently developing a proprietary technology designed to process two or more discrete plastic polymers. The technology is in the final stages of testing and, when testing is completed, the technology will be marketed primarily in the United States and the European Union. To date, Plastinum has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, Plastinum's operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from entering the development stage on April 7, 2003 through December 31, 2005, Plastinum had accumulated losses of $3,142,851.

Plastinum owns a patented plastic blending technology that enables the production of homogeneous, commercially usable polymers from a varied stream of otherwise incompatible waste plastic or virgin plastic feedstock (the "Plastinum Process"). We believe that the Plastinum Process technology is unique in its ability to combine mixed plastic, including blending different polymers that are normally incompatible, into homogenous compounds (the "Plastinum Compounds") by means of a purely mechanical process. These Platinum Compounds are created without the use of costly additives, known as compatibilizers, which are typically used to link non-compatible resins.

Plastinum has prepared a model business plan for two (2) commercial plants that will process Computer Scrap (CS) using the Plastinum Process for potential investors and/or joint venture partners to assess the feasibility of the Computer Scrap application. It is estimated that the cost of construction and outfitting of the plants would be $10,000,000. Our anticipated financing sources for the plant construction and outfitting are private placements through U.S. investment bankers. Plastinum has identified contractors to assist in the build out of a pilot plant, which is being negotiated to be located in the EMMTEC Industry & Business Park, Emmen, The Netherlands. The initial pilot plant operations, with a 2,400 ton annual capacity, commenced in November 2006. Plastinum expects the initial costs of the pilot plant will be $150,000 consisting of rent, labor and operating expenses.

Market and Competition

Market

Plastinum owns and develops a patented and proprietary plastic blending technology, whereby various kinds of plastic can be mixed without the use of expensive chemical additives. The uniqueness of this blending technology stems from its potential cost-effective applications in many fields of the plastic industry, from the recycling of plastic electronic scrap to the creation of new thermo plastic compounds. The core of the Plastinum technology consists of an ultra high speed shearing chamber that creates in situ compatibilization of otherwise non-compatible polymers, resulting in a continuous mix that offers similar properties as virgin polymers. The process has the ability to mix multiple non-compatible polymers and create new, blended compounds that can be used as ingredients in conventional plastic manufacturing processes.

Focusing on the current WEEE (Waste Electrical and Electronic Equipment) European Union (EU) legislation, Plastinum has specifically targeted the mixed plastic computer scrap sector for the launch of its first commercial-size plant. Currently, in this sector, plastic recycling technologies rely on sorting and separating the different plastics by type of polymer prior to recycling. This whole process is inefficient and expensive; hence most plastic is dumped in landfills or incinerated with troublesome ecological implications.

Plastinum believes that its unique blending technology can be of great value in particular in this sector, since it can treat various types of plastic scrap, and it does not require separation nor chemical additives. More importantly, the process is environmentally friendly and can be undertaken on economically viable terms.

Competition

Plastinum's major competitors consist of companies that purchase mixed plastic waste in order to separate and regrind, which entails a different process from our blending process. The separation process is complex and may result in a large loss of material, which makes that process more costly than our blending process. Therefore, Plastinum believes that its main competition will be for the acquisition of eWaste materials.

Costs And Effects Of Compliance With Environmental Laws

There are no special or unusual environmental laws or regulations that will require Plastinum to make material expenditures or that can be expected to materially impact on the operation of its business.

Patents

The Plastinum Process is currently protected by U.S. Patent Number 6,107,400 and European Patent Number 92907183.5-2307.

Research and Development

In 2004, Plastinum spent approximately $180,000 on research and development. In 2005, Plastinum spent approximately $715,000 on research and development. Plastinum anticipates expending approximately $[500,000] towards research and development activities during the next twelve (12) months in connection with the continued development of the Plastinum process.

Number of Employees

As of September 30, 2006 Plastinum had two employees, Jacques Mot, our Chief Executive Officer, and Patrick Sulzer, our Chief Operating Officer.

Dependence on Key Customers; Major Suppliers

Plastinum does not yet have any customers or suppliers and is therefore not dependent on any customer or supplier.

Acquisition of Plant and Equipment and Other Assets

We have identified contractors to assist in the buildout of a pilot plant for processing Computer Scrap. We are in the process of establishing our first pilot plant located in the EMMTEC Industry & Business Park, Emmen, The Netherlands. We estimate that the initial costs of renting and outfitting of the plant will be approximately $150,000.

Risk Factors

Investors or potential investors should carefully consider each of the following risk factors along with all of the other information in this document.

If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected. If that happens, the price of our common stock could decline significantly.

Risks Related to Owning Plastinum Common Stock

There has not been any prior trading market for Plastinum common stock and a trading market may not develop after the spin-off.

It is expected that the Plastinum shares will be quoted on the Over-The-Counter Bulletin Board following completion of the spinoff. In order for Plastinum stock to be quoted on the Over-The-Counter Bulletin Board or the Pink Sheets, at least one market maker must quote its stock. There can be no assurance that a market maker will quote Plastinum stock. In the event that Plastinum's stock is not quoted, there will be no trading market for its stock and its stockholders may have to hold their shares of Plastinum stock indefinitely.

Until Plastinum's common stock is fully distributed to NGH stockholders and an orderly market develops, the prices at which its common stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.

Substantial sales of Plastinum common stock following the distribution may have an adverse impact on the trading price of Plastinum common stock.

Under the U.S. federal securities laws, all of the shares of Plastinum common stock issued in the distribution may be resold immediately in the public market without restriction, except for shares held by its affiliates or shares which currently have restricted legends on them. Some of the Plastinum shareholders who receive Plastinum common stock may decide that they do not want Plastinum shares and may sell their shares following the spinoff. We cannot predict whether shareholders will resell large numbers of Plastinum shares in the public market following the distribution or how quickly they may resell these shares. If shareholders sell large numbers of Plastinum shares over a short period of time, or if investors anticipate large sales of Plastinum shares over a short period of time, the trading price of Plastinum's common stock could be materially adversely affected.

Plastinum has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Plastinum does not have an operating history as an independent public company and has not yet generated any operating revenue. There can be no assurance that it will generate operating revenue in the future or that it will be able to put in place the financial and administrative structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of management's time and other resources.

There has never been any "established trading market" for shares of common stock of Plastinum. We intend to submit for listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"). If a market for Platinum’s common stock does develop; the stock price may be volatile. No assurance can be given that any market for Plastinum’s common stock will develop or be maintained. Moreover, there can be no assurance that Plastinum’s common stock will be quoted on the OTC Bulletin Board or elsewhere. If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities Act Rules by members of management or others may have a substantial adverse impact on any such market.

Lack of Effective Disclosures Controls and Procedures

We currently have only two (2) employees and one consultant. We have not established effective controls to insure that we make all required public filings in a timely manner. If we do not make all public filings in a timely manner, our shares of common stock may be delisted from the OTC Bulletin Board. We could also be subject to regulatory action and/or lawsuits by stockholders.

We pay no Dividends

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any earnings for funding growth however these plans may change depending upon capital raising requirements.

Dependence upon Management

Our future performance and success are dependant upon the efforts and abilities of our management. To a very significant degree, we are dependent upon the continued services of Jacques Mot, our president and chief executive officer. If we lost the services of Mr. Mot before we could get a qualified replacement, that loss could materially adversely affect our business. We do not maintain key man life insurance on Mr. Mot.

Lack of Independent Directors

We do not have a majority of independent directors on our board of directors and we cannot guarantee that our board of directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers, which are also principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between our stockholders and us generally and the controlling officers, stockholders or directors.

The Company's independent certified public accountant has stated in their report included in this Form that the Company has incurred operating losses from its inception, and that the Company is dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about the Company's ability to continue as a going concern.

We anticipate raising any necessary capital from outside investors coupled with bank or mezzanine lenders. As of the date of this report, we have not entered into any negotiations with any third parties to provide such capital.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

Pursuant to our By-laws, the Board of Directors shall consist of not less than one (1) nor more than twenty (20) members, the exact number of which shall be fixed from time to time by the Board of Directors. Due to a lack of funding, we have not held a stockholders' meeting since January, 2002. At that meeting, our stockholders elected five (5) directors, three of which have since resigned and the Company has not been able to attract replacements to fill these vacancies. Accordingly, our existing Board of Directors consists of only two (2) directors. The Board of Directors has fixed the number of Directors constituting the entire Board at two (2). Each Director elected at the Special Meeting will serve until the Company's next Special Meeting and until his successor is duly elected and qualified. The individuals elected to serve on the Board of Directors of the Company will also be elected by the Company to serve on the Board of Directors of Plastinum regardless of whether Proposal 2 relating to the "spinoff" of Plastinum is approved by the stockholders of the Company.

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Directors must be elected by a plurality of all shares entitled to vote at the Special Meeting.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.

Directors and Nominees

The following table sets forth certain information concerning the nominees for election as Directors of the Company:

Name	Age	Director Since

Jacques Mot	50	April 1999-January 2000 and again since February 2002

Marcel Rokegem	56	1999

Jacques Mot served as the Chairman of the Board, President and CEO from April of 1999 to January 24, 2000 and again from February 2002 until the present. Mr. Mot was also a Director of Argenta & Magnum Management Company Ltd. - - Gibraltar, a company that was engaged in providing financial advisory services. From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company, where he handled portfolio and investment management on a confidential basis. Mr. Mot attended the University of Lausanne, Switzerland studying economics from 1976-1979.

Marcel Rokegem has served as a Director since 1999. As of 1991 he acted as an independent investment consultant. From 1987 to 1991 he was co-founding partner and director of Euro Suisse Securities, a member of the London Stock Exchange. From 1982 to 1987 he was co-founding partner and director of Jesup and Lamont International, an affiliate of Jesup and Lamont Securities Co., a member of the New York Stock Exchange and one of the oldest Wall Street firms. Prior to that Mr. Rokegem was partner in charge of the international department of Biard, Hombergen, Pringiers and Co., a member of the Brussels Stock Exchange. He started his career with Kredietbank in Brussels where he was responsible for international equity trading and sales. He attended the Antwerp Jesuit University where he studied AES (Applied Economic Science). He is a diploma holder from I.S.M.A. and is an officially recognized insurance consultant.

Robert Scherne has provided his services as the interim Chief Financial Officer of New Generation Holdings, Inc. since February, 2006 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis. He also now serves as the Chief Financial Officer for Plastinum and will continue as the Chief Financial Officer of Plastinum following the "spinoff". Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003. Prior to that, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo &Co. from July 1978 to June 1986. Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

No familial relationships exist between any Directors and Executive Officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has, and appoints the members of, a standing Compensation Committee.  The sole current member of the Compensation Committee is Marcel Rokegem.

AUDIT COMMITTEE

The Board has not yet established an Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into a Debt Exchange Agreement with our president and chief executive officer, Jacques Mot and our subsidiary New Generation Plastic, Inc.(now named Plastinum) dated as of the December 7, 2005. Pursuant to the Debt Exchange Agreement, we issued Mr. Mot a Convertible Promissory Note in the original principal amount of $753,304 representing outstanding amounts owed to him under his Consulting Agreement through December 31, 2004. The Convertible Promissory Note bore interest at a rate of 10% per annum, was payable on demand and was convertible at the option of Mr. Mot into shares of our Preferred Stock, or into shares of Plastinum Preferred Stock, subject to stockholder approval of the "spinoff" of Plastinum. The conversion rate under the note was $1.507 per share of Preferred Stock (whether NGH or Plastinum) and each share of Preferred Stock is convertible into 73 shares of Common Stock subject to adjustment for stock splits, stock dividends or similar transactions. On July 10, 2006, Mr. Mot converted the outstanding principal and interest under the Convertible Note into shares of our Preferred Stock. This transaction is subject to stockholder ratification pursuant to Proposal 4 hereunder. If the transaction is not ratified, its terms will be renegotiated by Mr. Mot and the independent director. See Proposal 4 "Reasons For the Transaction."

During the year ended December 31, 2002 Mr. Mot advanced funds to the Company for working capital purposes in the form of a non-interest bearing unsecured promissory note payable on demand. The net amount of the advances due Mr. Mot at September 30, 2006, is $200,000 and is included in accrued expenses. As of September 30, 2006, we have also received additional advances from our president for working capital purposes. These additional advances aggregate $207,429 at September 30, 2006.

On July 10, 2006, Plastinum entered into a Convertible Loan Agreement with Mr. Mot and a third party pursuant to which Plastinum borrowed an aggregate of $500,000. The loans are convertible in an aggregate of 1,000,000 shares of Plastinum common stock. In addition, the lenders received warrants to purchase an aggregate of 1,000,000 shares of Plastinum common stock at an exercise price of $0.50 per share.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who in turn reviews other members of senior management (currently only one) and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. The Compensation Committee’s duty is to periodically review compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external sources. Due to the Company's limited operations and financing and its limited number of compensated officers, the Compensation Committee did not meet during the fiscal year ended December 31, 2005.

NOMINATING COMMITTEE

The Board of Directors does not presently have a standing nominating committee. Given the Company's limited operations and financing, the Board believes that such a committee is not necessary. Mr. Mot has been attempting to identify and attract qualified candidates to serve on the Company's Board, but to date, he has been unable to attract interest in serving on the Company's Board from any additional qualified candidates.

DIRECTORS' ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS

Due to the Company's limited operations and financing and the limited size of the Board, the Board of Directors did not meet in the fiscal year ended December 31, 2005 and took all actions by unanimous written consent.

Currently, however, it is anticipated that the Board will establish a compensation program for Directors that will enable the companies to attract and retain qualified Directors.

DIRECTORS' ATTENDANCE AT SPECIAL MEETINGS OF STOCKHOLDERS

Members of the Board of Directors will not be required to attend the Company's Special Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o Jacques Mot, 245 Park Avenue, New York, NY 10167. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

CODE OF ETHICS

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions as we have not had the financial resources to do so and our businesses has until recently been dormant.

REPORT OF THE AUDIT COMMITTEE

The Board has not yet established an Audit Committee.

COMPENSATION OF DIRECTORS

We paid Marcel Rokegem $53,413 in 2005 and $3,710 in 2004 for his service as Director.

COMPENSATION OF EXECUTIVES

The following table sets forth remuneration paid to executive officers of the Company for the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Special Compensation			Long-Term Compensation
					Awards		Payouts
		Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	(#)	($)	($)
Jacques Mot,	2003	$324,000
Chief Executive Officer	2004	$324,000
	2005	$324,000

Patrick Sulzer,	2003	—
Chief Operating Officer	2004	—
	2005	$96,500

On July 10 , 2006, each of Mr. Mot and Mr. Sulzer were granted options to purchase 3,000,000 of Plastinum common stock at an exercise price of $0.10 under the Plastinum Corp. 2006 Long Term Incentive Plan. The options are subject to vesting over a three year period with options to purchase 1,000,000 shares of common stock vesting on each of the first, second and third anniversaries of the grant date.

Employment Agreements

We entered into a Consulting Agreement with Jacques Mot dated July 5, 2000 pursuant to which Mr. Mot receives $27,000.00 per month for his services to the Company. The Agreement has a one (1) year term with automatic renewal unless terminated by either party. As of January 1, 2005, Mr. Mot became an employee of the Company and he receives the same compensation as he received under his Consulting Agreement. The Company is not a party to any employment agreements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules and regulations of the SEC thereunder requires our directors, executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Based solely upon a review of such reports, we believe that all our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during the last fiscal year except that Jacques Mot did not timely file his Form 4 with respect to the Convertible Promissory Note issued to him on December 7, 2005.

PROPOSAL 2, APROVAL OF “SPIN-OFF” OF PLASTINUM CORP.

The Company's Board of Directors has approved a pro rata distribution, commonly referred to as a "spin-off," to Company stockholders of all of the outstanding shares of Plastinum common stock. Each holder of record at the close of business on December 29, 2006 (the "Record Date") of the Company's outstanding common stock, par value $0.01 per share, will receive one share of Plastinum common stock for every share of Company common stock held on that date. Stockholders who sell their shares of Company common stock between the Record Date and the date Plastinum stock is distributed (the "distribution date"), are selling their right to receive the dividend of Plastinum common stock in the distribution. Following the distribution, Plastinum will be a separate, independent public company. We expect the distribution will be effective as promptly as practicable after the Special Meeting. The Company can provide no assurance that the distribution of Plastinum common stock to Company stockholders will not be taxable for U.S. federal income tax purposes.

In reviewing this Proxy Statement, you should carefully consider the matters in the Company’s Form 10-KSB for the year ended December 31, 2005, the Company’s Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and the Form 10SB and Form 10-QSB for the quarter ended September 30, 2006 of Plastinum (each as amended), copies of which are attached to this Proxy Statement and are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Proxy Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Reasons for Distribution

NGH is a holding company and, except for its ownership of the stock of Plastinum, NGH does not own any other material assets. NGH also previously owned businesses in Europe which failed financially and have not been operational for several years. Although the operations of NGH have consisted of only the business of Plastinum since 2003, we believe that the separation from NGH and its failed businesses will enable Plastinum to present a clear impression of what it represents: a company with a unique plastic blending technology that can be applied to a spectrum of applications through almost the entire plastics industry. The shareholders and the investing public will be provided with a clear strategy and direction, as opposed to the multi-paths that may be implied by the holding company structure. If the distribution were to be approved, NGH would become a “shell” company with no material assets. NGH will continue as a platform to build shareholder value through the acquisition and development of businesses and technologies that are sound, but need management and financial assistance to fully realize their value. The strategy through which this plan will be implemented has not been fully developed, but opportunities will be evaluated as they are located. Plastinum would continue to operate its business and its stockholders would own a direct equity interest in the entity in which Plastinum’s business operations are conducted.

Management and Board of Directors

Following the distribution, the members of the Board of Directors and management of each of NGH and Plastinum shall be the same. Plastinum’s Board of Directors shall consist of two (2) members (See Proposal 1 above).

Results of the Distribution

After the distribution, Plastinum will be a separate company. Immediately after the distribution, Plastinum expects there to be approximately 175 holders of record of its common stock and approximately 91,371,074 shares of Plastinum common stock outstanding, based on the number of shareholders of record and outstanding NGH shares on December 29, 2006 and the distribution ratio of one share of Plastinum common stock for every NGH share and the issuance of 38,672,076 shares of Plastinum to Mr. Mot as a result of the conversion of his Preferred Stock upon the "spin-off". See Proposal 4 below. The actual number of shares to be distributed will be determined as of the Record Date. The distribution will not affect the number of outstanding NGH shares or any rights of NGH stockholders. In addition, holders of warrants to purchase NGH shares have been given and will have the right to purchase the same number of Plastinum shares for the same exercise price as set forth in their warrants.

Listing and Trading of Our Common Stock

We have made application to list the shares of common stock of Plastinum on the Over-The-Counter Bulletin Board but the shares may not be accepted for quotation on the Over-The-Counter Bulletin Board and may instead trade on the Pink Sheets. NGH common stock was relisted on the Over-The-Counter Bulletin Board as of July 23, 2006. Shares of NGH are expected to remain quoted on the Over-the-Counter Bulletin Board following the "spin-off".

NGH makes no recommendations as to the purchase, retention or sale of shares of NGH common stock or Plastinum common stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

The shares of Plastinum common stock distributed to NGH stockholders will be freely transferable, except that holders of “restricted” NGH shares will receive “restricted” Plastinum shares and also except for shares received by persons who may be deemed to be "affiliates" under the Securities Act of 1933, as amended (the "Securities Act"). Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with Plastinum and includes its directors, certain of its officers and significant stockholders. Plastinum affiliates (and other holders of restricted Plastinum shares) will be permitted to sell their shares of Plastinum common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder. Based on ownership of NGH's common stock reflected in this Proxy Statement under "Ownership of Common Stock," persons who may be deemed to be Plastinum affiliates after the distribution will beneficially own 59,201,076 shares of Plastinum common stock including securities exercisable for common stock within 60 days of the date hereof, or approximately 59.8%, of the outstanding shares of Plastinum's common stock.

There can be no assurance that Plastinum common stock will be actively traded and the prices at which the shares will trade cannot be predicted. Some of our stockholders who receive shares of Plastinum common stock may decide that they do not want to own Plastinum or our stock and may sell their shares of our common stock or that of Plastinum following the distribution. Such sales may delay the development of an orderly trading market in our shares for a period of time following the distribution. Until an orderly market develops, the prices at which NGH and Plastinum shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.

Following the distribution, NGH's common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "NGPX." Following the distribution, NGH will essentially be a “shell” company with no assets.

Even though NGH is currently a publicly held company, there can be no assurance that an active trading market for NGH common stock will be maintained after the distribution and no prediction can be made respecting the prices at which NGH common stock will trade. Some NGH stockholders may decide that they do not want to own stock in a “shell” company and may sell their NGH common stock following the distribution. These and other factors may delay or hinder the return to an orderly trading market in NGH common stock following the distribution.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of Plastinum common stock and/or NGH common stock.

Federal Income Tax Consequences of the Distribution

The following discussion summarizes the material U.S. federal income tax consequences resulting from the distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or interpretations, any of which may be applied retroactively.

The following summary is for general information only and may not be applicable to stockholders who received their shares of Plastinum stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code (the "Code"). Each stockholder's individual circumstances may affect the tax consequences of the distribution to such shareholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state, or local laws. Consequently, stockholders are advised to consult their own tax advisor as to the specific tax consequences of the distribution and the effect of possible changes in tax laws.

Regulatory Approvals

We do not believe any regulatory approvals are required in connection with the "spin-off".

General

NGH has not sought and has not received a ruling from the Internal Revenue Service ("IRS"), as to which the distribution will qualify as a tax-free spin-off for federal income tax purposes under Section 355 of the Code. Nonetheless, NGH believes that:

•	NGH will not recognize any gain or loss upon the distribution of the stock of Plastinum to the NGH stockholders;

•	no gain or loss will be recognized by, or be includible in the income of, a shareholder of NGH common stock solely as the result of the receipt of our common stock in the distribution;

•
the aggregate basis of the NGH common stock and Plastinum common stock in the hands of NGH's shareholders immediately after the distribution will be the same as the aggregate basis of the NGH common stock held by the NGH shareholders immediately before the distribution, allocated between the common stock of NGH and Plastinum common stock in proportion to the relative fair market values of each; and

•
the holding period of Plastinum common stock received by NGH stockholders will include the holding period of their NGH common stock with respect to which the distribution was made, provided that such NGH common stock is held as a capital asset on the date of the distribution.

If the distribution were not to qualify as a tax-free distribution under Section 355 of the Code, (i) the corporate-level tax would be based upon the excess of the fair market value of the shares of Plastinum common stock outstanding on the distribution date, over NGH's adjusted tax basis for such shares on such date, and (ii) each NGH stockholder who receives shares of Plastinum common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date, taxed first as a dividend to the extent of such holder's pro rata share of NGH's current and accumulated earnings and profits (as increased to reflect any NGH gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of NGH stock, with any remaining amount being taxed as capital gain (provided that the NGH shares were held by the shareholder as a capital asset on the distribution date) Shareholders that are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

In addition, under Section 355(e) of the Code, even if the distribution qualifies as tax-free, the distribution could nevertheless become taxable to NGH (but not NGH shareholders) if Plastinum or NGH were to undergo a change in control pursuant to a plan or a series of related transactions, which include the distribution. Any transaction which occurs within the four-year period beginning two years prior to the distribution is presumed to be part of a plan or a series of related transactions, which include the distribution unless NGH establishes otherwise. In this context, a change in control generally means a shift in 50% or more of the ownership of either NGH or Plastinum.

PROPOSAL 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000. A copy of the proposed certificate of amendment is attached as Annex A to this proxy statement. Stockholders are urged to read the certificate of amendment carefully as it is the legal document that governs the amendment to the Company's certificate of incorporation.

DESCRIPTION OF AMENDMENT

Pursuant to our certificate of incorporation, we are currently authorized to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 of preferred stock, par value $.001 per share.

There are currently 49,998,260 shares of our common stock issued and outstanding and 528,629.58 shares of our preferred stock are issued and outstanding and are convertible into 38,672,076 shares of common stock. We also have currently exercisable warrants to purchase an additional 26,566,554 shares of common stock and outstanding options to purchase an additional 3,700,000 shares of common stock granted to current and prior employees. Accordingly, we do not presently have sufficient authorized shares to enable the exercise of all of our outstanding warrants and options to purchase common stock and the conversion of preferred stock, and we have reclassified the fair value of certain warrants as a liability on our balance sheet.

The proposed amendment to our certificate of incorporation in the form of Exhibit A to this Proxy Statement, will authorize the issuance of up to an additional 100,000,000 shares of common stock. This will provide a sufficient number of authorized shares of common stock for issuance under currently exercisable warrants and issuance of common stock under Mr. Mot's Convertible Note as well as future issuances.

REASONS FOR THE AMENDMENT; EFFECT OF THE AMENDMENT

The amendment to our certificate of incorporation described in this proposal is required to enable us to satisfy our obligations under currently exercisable warrants to purchase our common stock. In the opinion of our board of directors, the amendment is advisable and in the best interests of our stockholders. If the amendment is not approved, we will not be able to satisfy our obligations under currently exercisable warrants to purchase our common stock. In addition, if this Proposal is not approved, Mr. Mot would not be able to convert his shares of Preferred Stock into 38,472,076 shares of common stock pursuant to his debt conversion transaction with the Company which is subject to ratification pursuant to Proposal 4. Mr. Mot's preferred stock votes on an "as converted" to common stock basis and his vote will count with respect to this Proposal and all other Proposals in this Proxy Statement other than Proposal 4. An increase in the number of authorized shares may result in dilution to existing stockholders, although the Company has no plans regarding any transaction, other than as described in this Proxy Statement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our board of directors recommends a vote FOR the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000.

PROPOSAL 4 - RATIFICATION OF “DEBT CONVERSION TRANSACTION” PREVIOUSLY EFFECTED BY
THE COMPANY WITH ITS PRESIDENT AND CHIEF EXECUTIVE OFFICER, JACQUES MOT

The Transaction; Effects of the Transaction

We entered into a Debt Exchange Agreement with our president and chief executive officer, Jacques Mot and Plastinum (formerly New Generation Plastic, Inc.) dated as of December 7, 2005. Pursuant to the Debt Exchange Agreement, we issued to Mr. Mot a Convertible Promissory Note in the original principal amount of $753,304 representing outstanding amounts owed to him under his Consulting Agreement through December 31, 2004. The Convertible Promissory Note bore interest at a rate of 10% per annum. The Convertible Promissory Note was convertible into shares of Preferred Stock of the Corporation. On July 5, 2006, Mr. Mot converted the outstanding principal and accrued interest under the Convertible Promissory Note into 528,629.58 shares of Preferred Stock pursuant to an Election to Convert and Amendment to Debt Exchange Agreement among NGH, Plastinum and Mr. Mot. The Preferred Stock will vote together with the Common Stock on an "as-converted" basis. Upon the closing of the "spin-off' of Plastinum, the shares of Preferred Stock will automatically convert into 38,672,076 shares of Common Stock of the Corporation and Mr. Mot will also receive 38,672,076 shares of the Common Stock of Plastinum.

Reasons for the Transaction

The independent member of the Board believed the "debt conversion transaction" recognized the services and efforts of Jacques Mot, our President and CEO and the individual primarily responsible for the Company's survival during the period the Company was unable to obtain financing and upon whom the Company relies on for its future business plans. The number of shares of common stock issuable to Mr. Mot upon conversion of his preferred stock was determined by taking the amount of compensation which Mr. Mot would have received on a monthly basis had the Company had sufficient funds to pay amounts owed to him for service as the Company's President and CEO during the period from October of 2001 through June of 2004 and dividing such amounts by the average monthly share price of the Company's common stock during such period. Based on the foregoing analysis and the fact that but for the efforts of Mr. Mot, the Company would not be able to remain in existence, the independent member of the Board determined that the terms and conditions of the Debt Exchange Agreement were just and equitable and fair as to the Company as without the past and continued service of Mr. Mot, the Company would not survive. He determined that it was in the best interests of the Company to enter into the debt conversion transaction with Mr. Mot and recommends that the stockholders ratify the transaction with Mr. Mot. If the stockholders do not ratify the transaction with Mr. Mot the independent Director will renegotiate the transaction with Mr. Mot. This renegotiation of the transaction could result in a lesser number of shares of preferred stock issuable to Mr. Mot or a lower conversion rate for the shares of preferred stock into common stock if Mr. Mot elected to accept a lesser amount. If Mr. Mot does not accept a lesser number of shares of preferred stock or a lower conversion rate for such preferred shares into common stock, his loan in the approximate amount of $795,000 would be reinstated.

Relation to Proposal 3

If Proposal 3 relating to the increase in our authorized shares is not approved, Mr. Mot would not be able to convert his 528,629.58 shares of preferred stock into 38,672,076 common stock as we currently have only have 1,740 shares of common stock available for issuance. Accordingly, Proposal 4 is effectively conditioned upon the approval of Proposal 3. Mr. Mot's preferred stock votes on an "as converted" to common stock basis and his vote will count with respect to each Proposal other than this Proposal 4.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors recommends a vote FOR the approval of the ratification of the "debt conversion transaction" with Mr. Mot.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Russell Bedford Stefanou Mirchandani LLP as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2006, and recommends that stockholders vote for ratification of this appointment. Russell Bedford Stefanou Mirchandani LLP has audited the Company's financial statements since it was retained by the Company in May of 2001. A representative of RBSM is expected to be present at the Special Meeting by phone and will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The following is a summary of the fees billed to New Generation Holdings, Inc. by Russell Bedford Stefanou Mirchandani LLP for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$37,802	$10,381
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$37,802	$10,381

AUDIT FEES. Consists of fees billed for professional services rendered for the audit of New Generation Holdings, Inc.'s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Russell Bedford Stefanou Mirchandani LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of New Generation Holding, Inc.'s consolidated financial statements and are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2005 or 2004.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax services provided in fiscal 2005 or 2004.

ALL OTHER FEES. Consists of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2005 or 2004.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Company does not currently have an Audit Committee.

VOTE REQUIRED FOR RATIFICATION OF RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Ratification of the appointment of Russell Bedford Stefanou Mirchandani LLP requires the affirmative vote of a majority of the shares of Common Stock present at the Special Meeting and entitled to vote thereon. If the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection of Russell Bedford Stefanou Mirchandani LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such change would be in the best interests of the Company and its Stockholders.

The Board of Directors recommends a vote FOR ratification of the appointment of Russell Bedford Stefanou Mirchandani LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals to be presented at the 2007 Annual Meeting must be received by the Company on or before January 15, 2008 for inclusion in the proxy statement and proxy card relating to the 2008 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: 245 Park Avenue, New York, NY 10167, Attn: President.

Dated:   January 31, 2007

PART F/S

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FINANCIAL STATEMENTS AND SCHEDULES

DECEMBER 31, 2005 AND JUNE 30, 2006

FORMING A PART OF FORM 10-SB
PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

PLASTINUM CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page
December 31, 2005 Financial Statements
Report of Independent Registered Certified Public Accounting Firm	F-2

Balance Sheet December 31, 2005 and 2004	F-3

Statements of Losses for the two years ended December 31, 2005 and 2004 and for the period April 7, 2003 (date of inception as a development stage enterprise) to December 31, 2005	F-4

Statement of Deficiency in Stockholders' Equity for the two years ended December 31, 2005 and for the period April 7, 2003 (date of inception as a development stage enterprise) to December 31, 2005	F-5

Statements of Cash Flows for the two years ended December 31, 2005 and 2004 and for the period April 7, 2003 (date of inception as a development stage enterprise) to December 31, 2005	F-6

Notes to Financial Statements	F-7 - F-14

June 30, 2006 Financial Statements (Unaudited)

Balance Sheet at June 30, 2006	F-15

Statements of Losses for the three and six months ended June 30, 2006 and 2005 and for the period April 7, 2003 (date of inception as a development stage enterprise) to June 30, 2006	F-16

Statement of Deficiency in Stockholders' Equity for the period April 7, 2003 (date of inception as a development stage enterprise) to June 30, 2006	F-17

Statements of Cash Flows for the six months ended June 30, 2006 and 2005 and for the period April 7, 2003 (date of inception as a development stage enterprise) to June 30, 2006	F-18

Notes to Financial Statements	F-19 - F-25

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors
Plastinum Corp.
New York, New York

We have audited the accompanying balance sheet of Plastinum Corp. ("Company"), a development stage Company, as of December 31, 2005 and 2004, and the related statements of losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005 and for the period April 7, 2003 (date of inception as a development stage enterprise) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plastinum Corp. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 and from April 7, 2003 (date of inception as a development stage enterprise ) to December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note E, the Company has restated the balance sheet as of December 31, 2005 and the related statements of losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005 and for the period April 7, 2003 (date of inception as a development stage company) to December 31, 2005.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP Certified Public Accountants

New York, New York June 20, 2006 except for Note E as to which date is November 29, 2006

PLASTINUM CORP.
BALANCE SHEET
(Restated)
DECEMBER 31

	2005	2004
Assets

Current assets:	$-	$-

Liabilities and stockholders' equity

Total liabilities	$-	$-

Deficiency in stockholders' equity:

Preferred stock, par value $.01 per share; 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $.01 per share; 150,000,000 shares authorized, 49,998,260 shares issued and outstanding	499,983	499,983
Additional paid-in capital	6,864,850	4,342,516
Accumulated deficit prior to development stage	(4,221,982)	(4,221,982)
Deficit accumulated during the development stage	(3,142,851)	(620,517)

Total stockholders' equity	-	-

Total liabilities and stockholders' equity	$-	$-

See accompanying notes to financial statements

PLASTINUM CORP.
STATEMENTS OF LOSSES
(Restated)

	Years ended December 31,		Cumulative Period from April 7, 2003 (date of inception as a development stage enterprise) to December 31,
	2005	2004	2005
Operating expenses:
General and administrative expenses	$1,806,847	$309,309	$2,140,456
Depreciation and amortization	-	30,210	107,790
Research and development	715,487	179,118	894,605
Total operating expenses	2,522,334	518,637	3,142,851

Loss before provision for income taxes	(2,522,334)	(518,637)	(3,142,851)

Provision for income taxes	-	-	-

Net loss	$(2,522,334)	$(518,637)	$(3,142,851)

Net loss per common share, basic and diluted	$(0.05)	$(0.01)

Weighted average shares outstanding	49,998,260	49,998,260

See accompanying notes to financial statements

PLASTINUM CORP.
STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
FOR THE  PERIOD APRIL 7, 2003 (DATE OF INCEPTION AS A DEVELOPMENT STAGE ENTERPRISE ) THROUGH  DECEMBER 31, 2005
(Restated)

				Accumulated Deficit
			Additional	Prior to	During
	Common Stock		Paid-in	Development	Development	Stockholders'
			Capital	Stage	Stage	Deficiency

Balance, December 31, 2002	49,998,260	$499,983	$3,829,789	$(4,196,122)	$-	$133,650

Net loss from January 1, 2003 to
April 7, 2003	-	-	-	(25,860)	-	(25,860)

Balance, April 7, 2003	49,998,260	499,983	3,829,789	(4,221,982)	-	107,790

Contribution of capital by parent	-	-	24,300	-	-	24,300

Net loss	-	-	-	-	(101,880)	(101,880)

Balance, December 31, 2003	49,998,260	499,983	3,854,089	(4,221,982)	(101,880)	30,210

Contribution of capital by parent	-	-	488,427	-	-	488,427

Net loss	-	-	-	-	(518,637)	(518,637)

Balance, December 31, 2004	49,998,260	499,983	4,342,516	(4,221,982)	(620,517)	-

Contribution of capital by parent	-	-	2,522,334	-	-	2,522,334

Net loss	-	-	-	-	(2,522,334)	(2,522,334)

Balance, December 31, 2005	49,998,260	$499,983	$6,864,850	$(4,221,982)	$(3,142,851)	$-

See accompanying notes to financial statements

PLASTINUM CORP.
STATEMENTS OF CASH FLOWS
(Restated)

	Years ended December 31,		Cumulative Period from April 7, 2003 date of inception as a development stage enterprise) to December 31,
	2005	2004	2005

Cash flows from operating activities:
Net loss	$(2,522,334)	$(518,637)	$(3,142,851)
Adjustments to reconcile net loss to net
cash used in operating activities:
Expenses paid by parent	2,522,334	488,427	3,035,061
Amortization	-	30,210	107,790

Cash used in operating activities	-	-	-

Net (decrease) increase in cash	-	-	-
Cash, beginning of period	-	-	-
Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

Non-cash transactions:
Expenses paid by parent	$2,522,334	$488,427	$3,035,061

See accompanying notes to financial statements

PLASTINUM CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Plastinum Corp. ( we” , “us”,“ our company” “our” or “Plastinum” ), (formerly New Generation Plastics, Inc.) was formed under the laws of the State of Delaware in 2000. We are a development stage company, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7"), and we are currently developing a proprietary technology designed to process two or more discrete plastic polymers. The technology is in the final stages of testing and, when testing is completed, the technology will be marketed primarily in the United States.

To date, the Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from entering the development stage on April 7, 2003 through December 31, 2005, the Company has accumulated losses of $3,142,851.

We were a wholly owned subsidiary of New Generation Holdings, Inc. (NGH) as of the year ended December 31, 2005. All of our research and development costs and overhead expenses have been paid or incurred by NGH. Certain overhead and general and administrative expenses have been allocated to us, with the offsetting credit to additional paid-in capital. As our parent, NGH has paid all of our expenses, and does not expect repayment of those expenditures. There has been no cap limiting the amount of capital contributions to be provided by NGH.

Spin-Off Transaction

NGH has presented a proposal to its shareholders to approve a pro-rata distribution of our common stock, commonly referred to as a "spinoff", pursuant to which each shareholder of NGH will receive one share of Plastinum common stock for each share of NGH owned.

Certain information in our financial statements relating to the results of operations and financial condition was derived from the historical financial statements of NGH, which have been prepared in accordance with accounting principles generally accepted in the United States of America. Various allocation methodologies were employed to allocate the expenses incurred by NGH on the Company’s behalf. Allocation is done on either a specific identification basis or a proportional cost allocation basis. Allocations of these expenses include officer salaries, accounting and legal fees, rent, and other general office expenses. Management believes that these allocation methodologies are reasonable and, based on the allocation methods, believes that all costs of doing business have been reflected in the historical financial statements of Plastinum. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent public entity and had managed these functions. The Company may incur additional general administrative expenses, and other costs as a result of operating independently of NGH.

The accompany financial statements includes the following expenses incurred by NGH on behalf of the Company. Summarized results of the allocated expenses are as follows:

	2005	2004	For the Period April 7, 2003 (Date of Inception of Development Stage) through December 31, 2005
Net transfer from NGH - beginning of the period	$512,727	$24,300	$-
Net transactions with NGH:

Product development	715,487	179,118	894,605
Officer and other compensation	407,600	246,000	677,900
Rent	13,070	9,600	22,670
Audit and legal services	201,815	(30,165)	171,650
Other general and administrative	1,184,362	83,874	1,268,236
Loss for period, funded by NGH	2,522,334	488,427	3,035,061

Net transfer from NGH - end of the period	$3,035,061	$512,727	$3,035,061

The nature and amounts of expenses stranded on NGH’s stand alone financial statements are as follows:

	2005	2004	For the Period April 7, 2003 (Date of Inception of Development Stage) through December 31, 2005

Officer and other compensation	82,000	82,000	382,700
Rent	5,847	2,231	8,078
Audit and legal services	67,272	(10,055)	57,217
Consulting	349,031	-	349,031
Other general and administrative	36,095	27,957	73,793
Interest and finance costs	1,680,981	-	1,680,981

NGH stand alone expense	$2,221,226	$102,133	$2,551,800

Restatement

The accompanying financial statements have been restated to reflect an increase in the allocation of general and administrative expenses incurred by NGH on our behalf (see Note E). The nature of these expenses is described above. The effect of the restatement is to increase general and administrative expenses and net loss for the years ended December 31, 2005 and 2004 and for the period from April 7, 2003 (date of inception of development stage) through December 31, 2005 by $1,299,025, $205,957 and $1,504,982, respectively. Additional paid-in capital has been increased by the same amounts. Loss per share for the year ended December 31, 2005 increased to $(0.05) from $(0.02). Loss per share for 2004 was unchanged.

Going Concern

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding our recurring losses or accumulated deficit

We have had substantial net losses of $2,522,334 and $518,637 for the years ended December 31, 2005 and 2004, respectively and have had no sources of financing except for that provided by our parent. These factors raise substantial doubt about our ability to continue as a going concern. The significant increase in the net loss for the year ended December 31, 2005 is the result of our expanded activities, primarily in the development of our technology.

The continuation of the company as a going concern is dependent on our ability to develop revenues and to obtain financing from outside sources and continued financing from NGH. Management is also attempting to secure ongoing revenue relationships for our products. We are currently developing a proprietary technology designed to process two or more discrete plastic polymers. The technology is in the final stages of testing and, when testing is completed, the technology will be marketed primarily in the United States. Should we be unable to obtain such financing, we may have to curtail our operations, which may have a material adverse effect on our financial position and results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may differ from those estimates.

Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Product Development Costs

Product development costs include expenses incurred by the company for research, design and development of the Company's proprietary technology and are charged to operations as incurred.

Plastinum incurred research and development expenses of $715,487, $179,118 and $894,605 for the years ended December 31, 2005 and 2004, and from April 7, 2003 (date of inception of development stage) through December 31, 2005, respectively.

Liquidity

As shown in the accompanying financial statements, we incurred a net loss of $2,522,334 and $518,637 for the years ended December 31, 2005 and 2004, respectively. For the period from inception of development stage through December 31, 2005, the Company has accumulated losses of $3,142,851. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Cash Equivalents

For purposes of the statements of cash flows, we consider all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Loss Per Share

We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive. There were no common share equivalents at December 31, 2005 or 2004.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method. The fair value of each option grant issued after January 1, 2006 will be determined as of grant date, utilizing the Black-Scholes option pricing model. The amortization of each option grant will be over the remainder of the vesting period of each option grant. The Company does not have any awards of stock-based employee compensation issued and outstanding at December 31, 2005.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No.153, “ Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions”.  The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The provisions of SFAS 153 shall be applied prospectively.  We have evaluated the impact of the adoption of SFAS 153, and do not believe the impact will be significant to the company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “ Share-Based Payment”.  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.   SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.   SFAS 123(R) replaces FASB Statement No. 123, “ Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “ Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for Plastinum effective the first interim period that starts after December 15, 2005. We have evaluated the impact of the adoption of SFAS 123(R), and believe that the impact may be significant to the company’s future overall results of operations and financial position.

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“ SAB 107”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with nonemployees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, “ Accounting Changes and Error Corrections” (“SFAS 154”) which replaces Accounting Principles Board Opinions No. 20 “ Accounting Changes” and SFAS No. 3, “ Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28”.  SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by us in the first quarter of 2006.  We have evaluated the effect that the adoption of SFAS 154 will have on our results of operations and financial condition and do not expect it to have a material impact.

NOTE B -CAPITAL STOCK AND STOCKHOLDER’S EQUITY

As of December 31, 2005 we were authorized to issue 1,000 shares of common stock with a par value of $.01 per share. On May 19,2006 we effected a stock split of 49,998.26 to 1. After the split, there were 49,998,260 common shares outstanding, all held by our parent, NGH. After the stock split, we issued an aggregate of 2,701,097 shares for common stock to consultants and pursuant to warrant exercise. On July 5, 2006, we amended our certificate of incorporation to increase our authorized shares to 260,000,000, 250,000,000 common and 10,000,000 preferred.

All references to share and per share amounts in these financial statements have been retroactively adjusted to reflect the stock split.

Since the reestablishment of development stage operations, our operations have been funded by our parent, NGH. We have allocated certain overhead expenses paid by NGH to our operations. All funds expended by NGH on our behalf have been recorded as additional paid-in capital.

NGH has presented a proposal to its shareholders to approve a pro-rata distribution of our common stock, commonly referred to as a "spinoff", pursuant to which each shareholder of NGH will receive one share of Plastinum common stock for each share of NGH owned.

In anticipation of the spinoff transaction NGH will permit holders of its existing common stock purchase warrants, at the holder's election, to exercise the warrants to purchase shares of our common stock. The Plastinum shares issuable upon exercise of warrants will be issued in the same amounts and for the same exercise price as the warrants for shares of NGH.

We entered into a debt exchange agreement with our president and chief executive officer, Jacques Mot and NGH dated as of December 7, 2005. Pursuant to the debt exchange agreement, Mr. Mot received a convertible promissory note in the original principal amount of $753,304 representing outstanding amounts owed to him under his consulting agreement with NGH. The convertible promissory note bore interest at a rate of 10% per annum. The Convertible Promissory Note was convertible into shares of our Preferred Stock or the Preferred Stock of NGH. On July 10, 2006, Mr. Mot converted the outstanding principal and accrued interest under the Convertible Promissory Note into 528,629.58 shares of NGH Preferred Stock pursuant to an Election to Convert and Amendment to Debt Exchange Agreement among NGH, Plastinum and Mr. Mot. Upon the closing of the “spin-off” of Plastinum, the shares of Preferred Stock will automatically convert into 38,672,076.61 shares of NGH Common Stock and Mr. Mot will also receive 38,672,076 shares of our Common Stock

NOTE C - INCOME TAXES

We have adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, our parent has utilized all expenses paid on our behalf. Therefore, we have no unused net operating losses or deferred tax assets..

NOTE D- SUBSEQUENT EVENTS

On July 5, 2006, we amended our certificate of incorporation to increase our authorized shares to 260,000,000 shares, 250,000,000 common and 10,000,000 preferred. On May 19, 2006 we effected a stock split of 49,998.26 to 1. After the split, there were 49,998,260 common shares outstanding, all held by our parent, NGH. After the stock split, we issued an aggregate of 2,701,097 shares of our common stock to consultants and pursuant to warrant exercise.

NGH has presented a proposal to its shareholders to approve a pro-rata distribution of our common stock, commonly referred to as a "spinoff", pursuant to which each shareholder of NGH will receive one share of Plastinum common stock for each share of NGH owned.

In anticipation of the spinoff transaction NGH will permit holders of its existing common stock purchase warrants, at the holder's election, to exercise the warrants to purchase shares of our common stock. The Plastinum shares issuable upon exercise of warrants will be issued in the same amounts and for the same exercise price as the warrants for shares of NGH.

On May 24, 2006, we issued 1,430,000 shares of our common stock to Lombard Odier Darier Deutsch of CIE, for an aggregate purchase price of $500,500 (or $0.35 per share). The issuance reflected partial exercise of a warrant issued by NGH.

On May 19, 2006, we granted options to purchase 6,000,000 of common stock at an exercise price of $0.10. The options are subject to vesting over a three year period with options to purchase 2,000,000 shares of common stock vesting on each of the first, second and third anniversaries of the grant date.

On June 20, 2006, we issued an aggregate of 1,271,097 shares of common stock in consideration for services provided pursuant to consulting agreements with NGH.

On July 10, 2006, we entered into a Convertible Loan Agreement with Mr. Mot and Mr. Bottinelli pursuant to which we borrowed an aggregate of $500,000. The loans bear interest at a rate of 8% per annum and are initially convertible into an aggregate of 1,000,000 shares of our common stock. In addition, the lenders received warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.50 per share.

On July 10, 2006, we entered into an Election to Convert and Amendment to Debt Exchange Agreement with NGH and Mr. Mot pursuant to which Mr. Mot elected to convert the aggregate principal and interest under the Convertible Note issued to him by NGH on December 7, 2005 into 528,629.50.

On July 10, 2006, we issued options to purchase 3,000,000 shares of common stock to each of Mr. Mot and Mr. Sulzer. The options vest over a three (3) year period with 1,000,000 options vesting on each of the first second and third anniversaries of the grant date.

NOTE E - RESTATEMENT OF FINANCIAL STATEMENTS

The accompanying financial statements have been restated to present the effects of increasing the allocation of general and administrative expenses incurred by the Company’s Parent, NGH, on our behalf by $1,299,025, $205,957 and $1,504,982 for the years ended December 31, 2005 and 2004 and the period April 7, 2003 (date of inception) through December 31, 2005, respectively.

The changes in reported amounts are summarized in the following reconciliations of the Company’s restatement of the Balance Sheet as of December 31, 2005 and 2004.

	December 31, 2005		December 31, 2004
	(As Restated)	(As Reported)	(As Restated)	(As Reported)
ASSETS	$-	$-	$-	$-

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Total Current Liabilities	-	-	-	-
Deficiency in Stockholders' Equity:
Preferred Stock	-	-
Common Stock	499,983	499,983	499,983	499,983
Additional Paid-In-Capital	6,864,850	5,359,868	4,342,516	4,136,559
Deficit Accumulated Prior to Development Stage	(4,221,982)	(4,221,982)	(4,221,982)	(4,221,982)
Deficit Accumulated During Development Stage	(3,142,851)	(1,637,869)	(620,517)	(414,560)
Total Stockholders' Equity	-	-	-	-
Total Liabilities and Deficiency in Stockholders' Equity	$-	$-	$-	$-

Following are reconciliations of the Company’s restatement of the Statement of Losses for the years ended December 31, 2005 and 2004 as well as the period April 7, 2003 (date of inception of development stage) through December 31, 2005.

	Year Ended December 31, 2005		Year Ended December 31, 2004		For the Period April 7, 2003 (date of Inception of Development Stage) through December 31, 2005
	(As Restated)	(As Reported)	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Operating Expenses:
Selling general and administrative	$1,806,847	$507,822	$309,309	$103,352	$2,140,456	$635,474
Research and Development	715,487	715,487	179,118	179,118	894,605	894,605
Depreciation and amortization	-	-	30,210	30,210	107,790	107,790
Total Operating Expenses	2,522,334	1,223,309	518,637	312,680	3,142,851	1,637,869
Operating Loss	(2,522,334)	(1,223,309)	(518,637)	(312,680)	(3,142,851)	(1,637,869)
Provision for income taxes	-	-	-	-	-	-
Net Income (Loss)	$(2,522,334)	$(1,223,309)	$(518,637)	$(312,680)	$(3,142,851)	$(1,637,869)
Net loss per common share (basic and diluted)	$(0.05)	$(0.02)	$(0.01)	$(0.01)
Weighted average shares outstanding	49,998,260	49,998,260	49,998,260	49,998,260

Following are reconciliations of the Company’s restatement of the Statement of Cash Flows for the years ended December 31, 2005 and 2004 as well as the period April 7, 2003 (date of inception of development stage) through December 31, 2005.

	Year Ended December 31, 2005		Year Ended December 31, 2004		For the Period April 7, 2003 (date of Inception of Development Stage) through December 31, 2005
	(As Restated)	(As Reported)	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Cash flows from Operating Activities:
Net loss	$(2,522,334)	$(1,223,309)	$(518,637)	$(312,680)	$(3,142,851)	$(1,637,869)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid by Parent	2,522,334	1,223,309	488,427	282,470	3,035,061	1,530,079
Amortization and depreciation	-	-	30,210	30,210	107,790	107,790
Cash used in operating activities	-	-	-	-	-	-
Net (decrease) increase in cash	-	-	-	-	-	-
Cash, beginning of period	-	-	-	-	-	-
Cash, end of period	$-	$-	$-	$-	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-	$-	$-	$-	$-
Cash paid for income taxes	-	-	-	-	-	-
Non cash transactions:
Expenses paid by Parent	2,522,334	1,223,309	488,427	282,470	3,035,061	1,530,079

PLASTINUM CORP.
(A Development Stage Company)
BALANCE SHEET
JUNE 30, 2006
(Unaudited)
(Restated)

Assets

Current assets:	$-

Liabilities and stockholders' equity

Total liabilities	$-

Deficiency in stockholders' equity:

Preferred stock, par value $.01 per share; 1,000,000 shares authorized,
none issued and outstanding	-
Common stock, par value $.01 per share; 150,000,000 shares authorized,
52,698,997 shares issued and outstanding	526,990
Additional paid-in capital	7,569,943
Accumulated deficit prior to development stage	(4,221,982)
Deficit accumulated during the development stage	(3,874,951)

Total stockholders' equity	-

Total liabilities and stockholders' equity	$-

See accompanying notes to unaudited condensed financial statements

PLASTINUM CORP.
(A Development Stage Company)
STATEMENTS OF LOSSES
(Unaudited)
(Restated)

					Cumulative Period
					from April 7, 2003
					(date of inception as
					a development stage
					enterprise) to
	Three Months ended June 30,		Six Months ended June 30,		June 30,
	2006	2005	2006	2005	2006

Operating expenses:
General and administrative expenses	$315,803	$192,515	$479,511	$493,716	$2,619,967
Depreciation and amortization	-	-	-	-	107,790
Research and development	232,793	31,969	252,589	234,311	1,147,194
Total operating expenses	548,596	224,484	732,100	728,027	3,874,951

Loss before provision for income taxes	(548,596)	(224,484)	(732,100)	(728,027)	(3,874,951)

Provision for income taxes	-	-	-	-	-

Net loss	$(548,596)	$(224,484)	$(732,100)	$(728,027)	$(3,874,951)

Net loss per common share, basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average shares outstanding	50,749,008	49,998,260	50,375,708	49,998,260

See accompanying notes to unaudited condensed financial statements

PLASTINUM CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Restated)

				Accumulated Deficit
			Additional	Prior to	During
	Common Stock		Paid-in	Development	Development	Stockholders'
			Capital	Stage	Stage	Deficiency

Balance, December 31, 2002	49,998,260	$499,983	$3,829,789	$(4,196,122)	$-	$133,650

Net loss from January 1, 2003 to
April 7, 2003	-	-	-	(25,860)	-	(25,860)

Balance, April 7, 2003	49,998,260	499,983	3,829,789	(4,221,982)	-	107,790

Contribution of capital by parent	-	-	24,300	-	-	24,300

Net loss	-	-	-	-	(101,880)	(101,880)

Balance, December 31, 2003	49,998,260	499,983	3,854,089	(4,221,982)	(101,880)	30,210

Contribution of capital by parent	-	-	488,427	-	-	488,427

Net loss	-	-	-	-	(518,637)	(518,637)

Balance, December 31, 2004	49,998,260	499,983	4,342,516	(4,221,982)	(620,517)	-

Contribution of capital by parent	-	-	2,522,334	-	-	2,522,334

Net loss	-	-	-	-	(2,522,334)	(2,522,334)

Balance, December 31, 2005	49,998,260	499,983	6,864,850	(4,221,982)	(3,142,851)	-

Contribution of capital by parent (Unaudited)	-	-	231,600	-	-	231,600

Exercise of warrants, May 24, 2006 (Unaudited)	1,430,000	14,300	486,200	-	-	500,500

Issuance of stock for parent liabilities
liabilities, June 20, 2006 (Unaudited)	1,270,737	12,707	(12,707)			-

Net loss (Unaudited)	-	-	-	-	(732,100)	(732,100)

Balance, June 30, 2006 (Unaudited)	52,698,997	$526,990	$7,569,943	$(4,221,982)	$(3,874,951)	$-

See accompanying notes to unaudited condensed financial statements

PLASTINUM CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)
(Restated)

			Cumulative Period
			from April 7, 2003
			(date of inception as
			a development stage
			enterprise) to
	Six Months ended June 30,		June 30,
	2006	2005	2006

Cash flows from operating activities:
Net loss	$(732,100)	$(728,027)	$(3,874,951)
Adjustments to reconcile net loss to net
cash used in operating activities:
Net expenses paid by parent	231,600	728,027	3,266,661
Amortization	-	-	107,790

Cash used in operating activities	(500,500)	-	(500,500)

Proceeds from exercise of warrants	500,500	-	500,500

Net (decrease) increase in cash	-	-	-
Cash, beginning of period	-	-	-
Cash, end of period	$-	$-	$-

See accompanying notes to unaudited condensed financial statements

PLASTINUM CORP.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

JUNE 30, 2006 AND 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Plastinum Corp. ( we” , “us”,“ our company” “our” or “Plastinum” ), (formerly New Generation Plastics, Inc.) was formed under the laws of the State of Delaware in 2000. We are a development stage company, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7"), and we are currently developing a proprietary technology designed to process two or more discrete plastic polymers. The technology is in the final stages of testing and, when testing is completed, the technology will be marketed primarily in the United States.

To date, the Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from entering the development stage on April 7, 2003 through June 30, 2006, the Company has accumulated losses of $3,874,951.

We were a wholly owned subsidiary of New Generation Holdings, Inc. (NGH) through May 24, 2006, and NGH owns approximately 94% of our common stock as of June 30, 2006. All of our research and development costs and overhead expenses have been paid or incurred by NGH. Certain overhead and general and administrative expenses have been allocated to us, with the offsetting credit to additional paid-in capital. As our parent, NGH has paid all of our expenses, and does not expect repayment of those expenditures. There has been no cap limiting the amount of capital contributions to be provided by NGH.

The accompanying unaudited financial statements as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005 and from reestablishment of development stage (April 7, 2003) to June 30, 2006 have been prepared by Plastinum pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-QSB and Regulation S-B. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. We believe that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended December 31, 2005 as disclosed in this Form 10 as filed with the SEC, as it may be amended.

The results of the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the pending full year ending December 31, 2006.

Spin-Off Transaction

NGH has presented a proposal to its shareholders to approve a pro-rata distribution of our common stock, commonly referred to as a "spinoff", pursuant to which each shareholder of NGH will receive one share of Plastinum common stock for each share of NGH owned.

Certain information in our financial statements relating to the results of operations and financial condition was derived from the historical financial statements of NGH, which have been prepared in accordance with accounting principles generally accepted in the United States of America. Various allocation methodologies were employed to allocate the expenses incurred by NGH on the Company’s behalf. Allocation is done on either a specific identification basis or a proportional cost allocation basis. Allocations of these expenses include officer salaries, accounting and legal fees, rent, and other general office expenses. Management believes that these allocation methodologies are reasonable and, based on the allocation methods, believes that all costs of doing business have been reflected in the historical financial statements of Plastinum. The expenses allocated are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent public entity and had managed these functions. The Company may incur additional general administrative expenses, and other costs as a result of operating independently of NGH.

The accompanying financial statements include the following expenses incurred by NGH on behalf of the Company. Summarized results of the allocated expenses for the six month periods ending June 30 are as follows:

	2006	2005	For the Period April 7, 2003 (Date of Inception of Development Stage ) through June 30, 2006
Net transfer from NGH - beginning of the period	$3,035,061	$512,727	$-
Net transactions with NGH:
Proceeds from exercise of warrants	(500,500)	-	(500,500)
Product development	252,589	234,311	1,147,194
Officer and other compensation	213,274	205,560	891,174
Rent	6,489	6,754	29,159
Audit and legal services	141,845	116,261	313,495
Other general and administrative	117,903	165,141	1,386,139
Loss for period, funded by NGH	732,100	728,027	3,767,161

Net transfer from NGH - end of the period	$3,266,661	$1,240,754	$3,266,661

The nature and amounts of expenses stranded on NGH’s stand alone financial statements for the six month periods ended June 30 are as follows:

	2006	2005	For the Period April 7, 2003 (Date of Inception of Development Stage ) through June 30, 2006

Officer and other compensation	47,497	41,000	430,197
Rent	5,243	2,733	13,321
Audit and legal services	41,278	38,754	98,495
Consulting	-	-	349,031
Other general and administrative	36,591	53,543	110,384
Interest and finance costs (recovery)	(1,568,660)	-	112,321

NGH stand alone expense (recovery)	$(1,438,051)	$136,030	$1,113,749

Restatement

The accompanying financial statements have been restated to reflect an increase in the allocation of general and administrative expenses incurred by NGH on our behalf (see Note D). The nature of these expenses is described above. The effect of the restatement is to increase general and administrative expenses and net loss for the six months ended June 30, 2006 and 2005 by $176,021 and $240,750, respectively. For the three month periods ended June 30, 2005 and 2006, general and administrative expenses and net loss increased by $135,521 and $85,689, respectively. General and administrative expenses and net loss for the period from April 7, 2003 (date of inception of development stage) through June 30, 2006 increased by $1,681,003. Reported loss per share amounts are unchanged. All increases in net loss are offset by increases in additional paid-in capital.

Going Concern

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding our recurring losses or accumulated deficit

We have had substantial net losses of $732,100 and $728,027 for the six months ended June 30, 2006 and 2005, respectively and have had no sources of financing except for that provided by our parent. These factors raise substantial doubt about our ability to continue as a going concern.

The continuation of the company as a going concern is dependent on our ability to develop revenues and to obtain financing from outside sources and continued financing from NGH. Management is also attempting to secure ongoing revenue relationships for our products. We are currently developing a proprietary technology designed to process two or more discrete plastic polymers. The technology is in the final stages of testing and, when testing is completed, the technology will be marketed primarily in the United States. Should we be unable to obtain such financing, we may have to curtail our operations, which may have a material adverse effect on our financial position and results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may differ from those estimates.

Income Taxes

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

Product Development Costs

Product development costs include expenses incurred by the company for research, design and development of the Company's proprietary technology and are charged to operations as incurred.

Plastinum incurred research and development expenses of $232,793 and $31,969 for the three months ended June 30, 2006 and 2005, respectively, and $252,589 and $234,311 for the six months ended June 30, 2006 and 2005, respectively. We have incurred research and development expenses of $1,147,194 from April 7, 2003 (date of inception of development stage) through June 30, 2006.

Liquidity

As shown in the accompanying financial statements, we incurred a net loss of $732,100 and $728,027 for the six month periods ended June 30, 2006 and 2005, respectively. For the period from inception of development stage through June 30, 2006, the Company has accumulated losses of $3,874,951. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Cash Equivalents

For purposes of the statements of cash flows, we consider all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

Loss Per Share

We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive. There were no common share equivalents at June 30, 2006 or 2005.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), “Share-Based Payment” which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123R supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash

Flows”. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method. The fair value of each option grant issued after January 1, 2006 will be determined as of grant date, utilizing the Black-Scholes option pricing model. The amortization of each option grant will be over the remainder of the vesting period of each option grant. The Company does not have any awards of stock-based employee compensation issued and outstanding at June 30, 2006.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No.153, “ Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions”.  The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The provisions of SFAS 153 shall be applied prospectively.  We have evaluated the impact of the adoption of SFAS 153, and do not believe the impact will be significant to the company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “ Share-Based Payment”.  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.   SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.   SFAS 123(R) replaces FASB Statement No. 123, “ Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “ Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for Plastinum effective the first interim period that starts after December 15, 2005. We have evaluated the impact of the adoption of SFAS 123(R), and believe that the impact may be significant to the company’s future overall results of operations and financial position.

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“ SAB 107”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with nonemployees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, “ Accounting Changes and Error Corrections” (“SFAS 154”) which replaces Accounting Principles Board Opinions No. 20 “ Accounting Changes” and SFAS No. 3, “ Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28”.  SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by us in the first quarter of 2006.  We have evaluated the effect that the adoption of SFAS 154 will have on our results of operations and financial condition and do not expect it to have a material impact.

NOTE B -CAPITAL STOCK AND STOCKHOLDER’S EQUITY

As of December 31, 2005 we were authorized to issue 1,000 shares of common stock with a par value of $.01 per share. On May 19, 2006 we effected a stock split of 49,998.26 to 1. After the split, there were 49,998,260 common shares outstanding, all held by our parent, NGH. After the stock split, we issued an aggregate of 2,701,097 shares for common stock to consultants and pursuant to warrant exercise. On July 5, 2006, we amended our certificate of incorporation to increase our authorized shares to 260,000,000, 250,000,000 common and 10,000,000 preferred.

All references to share and per share amounts in these financial statements have been retroactively adjusted to reflect the stock split.

Since the reestablishment of development stage operations, our operations have been funded by our parent, NGH. NGH has retained the proceeds received from the exercise of warrants into our common stock on May 24, 2006. These proceeds aggregated $500,500. We have allocated certain overhead expenses paid by NGH to our operations. All funds expended by NGH on our behalf have been recorded as additional paid-in capital.

NGH has presented a proposal to its shareholders to approve a pro-rata distribution of our common stock, commonly referred to as a "spinoff", pursuant to which each shareholder of NGH will receive one share of Plastinum common stock for each share of NGH owned.

In anticipation of the spinoff transaction NGH will permit holders of its existing common stock purchase warrants, at the holder's election, to exercise the warrants to purchase shares of our common stock. The Plastinum shares issuable upon exercise of warrants will be issued in the same amounts and for the same exercise price as the warrants for shares of NGH.

We entered into a debt exchange agreement with our president and chief executive officer, Jacques Mot and NGH dated as of December 7, 2005. Pursuant to the debt exchange agreement, Mr. Mot received a convertible promissory note in the original principal amount of $753,304 representing outstanding amounts owed to him under his consulting agreement with NGH. The convertible promissory note bore interest at a rate of 10% per annum. The Convertible Promissory Note was convertible into shares of our Preferred Stock or the Preferred Stock of NGH. On July 10, 2006, Mr. Mot converted the outstanding principal and accrued interest under the Convertible Promissory Note into 528,629.58 shares of NGH Preferred Stock pursuant to an Election to Convert and Amendment to Debt Exchange Agreement among NGH, Plastinum and Mr. Mot. Upon the closing of the “spin-off” of Plastinum, the shares of Preferred Stock will automatically convert into 38,672,076.61 shares of NGH Common Stock and Mr. Mot will also receive 38,672,076 shares of our Common Stock

On May 24, 2006, we issued 1,430,000 shares of our common stock to Lombard Odier Deutsch of CIE, for an aggregate purchase price of $500,500 (or $0.35 per share), The issuance reflected partial exercise of a warrant issued by NGH.

On June 20, 2006, we issued an aggregate of 1,271,097 shares of common stock in consideration for services provided pursuant to consulting agreements with NGH. The shares and warrants to be issued to the consultants were originally valued, at the date of commitment, on the accounts of NGH. Of this value, 75% was ultimately pushed down to Plastinum, based on the allocation of administrative expenses incurred by NGH on Plastinum's behalf. In contemplation of the spin off transaction, the consultants were given the opportunity to receive Plastinum shares, which they would ultimately be entitled to receive upon consummation of the spin off. Therefore, no additional consideration was provided to the consultants, and the offset was recorded as a reduction of additional paid in capital, against the original contribution by NGH.

NOTE C -SUBSEQUENT EVENTS

On July 10, 2006, we entered into a Convertible Loan Agreement with Mr. Mot and Mr. Bottinelli pursuant to which we borrowed an aggregate of $500,000. The loans are convertible in an aggregate of 1,000,000 shares of our common stock. In addition, the lenders received warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.50 per share.

On July 10, 2006, we entered into an Election to Convert and Amendment to Debt Exchange Agreement with NGH and Mr. Mot pursuant to which Mr. Mot elected to convert the aggregate principal and interest under the Convertible Note issued to him by NGH on December 7, 2005 into 528,629.50.

On July 10, 2006, we issued options to purchase 3,000,000 shares of common stock to each of Mr. Mot and Mr. Sulzer. The options vest over a three (3) year period with 1,000,000 options vesting on each of the first second and third anniversaries of the grant date.

NOTE D - RESTATEMENT OF FINANCIAL STATEMENTS

The accompanying financial statements have been restated to present the effects of increasing the allocation of general and administrative expenses incurred by the Company’s Parent, NGH, on our behalf by $176,021 and $240,750 for the six months ended June 30, 2006 and 2005, respectively; $135,521 and $85,689 for the three months ended June 30, 2006 and 2005, respectively; and $1,681,003 for the period April 7, 2003 (date of inception) through December 31, 2005.

The changes in reported amounts are summarized in the following reconciliations of the Company’s restatement of the Balance Sheet as of June 30, 2006.
	June 30, 2006
	(As Restated)	(As Reported)
ASSETS	$-	$-

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Total Current Liabilities	-	-
Deficiency in Stockholders' Equity:
Preferred Stock	-	-
Common Stock	526,990	526,990
Additional Paid-In-Capital	7,569,943	5,888,940
Deficit Accumulated Prior to Development Stage	(4,221,982)	(4,221,982)
Deficit Accumulated During Development Stage	(3,874,951)	(2,193,948)
Total Stockholders' Equity	-	-
Total Liabilities and Deficiency in Stockholders' Equity	$-	$-

Following are reconciliations of the Company’s restatement of the Statement of Losses for the six and three months ended June 30, 2006 and 2005 as well as the period April 7, 2003 (date of inception of development stage) through June 30, 2006.

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006		For the Period April 7, 2003 (date of Inception of Development Stage) through June 30, 2006
	(As Restated)	(As Reported)	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Operating Expenses:
Selling general and administrative	$315,803	$180,282	$479,511	$303,490	$2,619,967	$938,964
Research and Development	232,793	232,793	252,589	252,589	1,147,194	1,147,194
Depreciation and amortization	-	-	-	-	107,790	107,790
Total Operating Expenses	548,596	413,075	732,100	556,079	3,874,951	2,193,948
Operating Loss	(548,596)	(413,075)	(732,100)	(556,079)	(3,874,951)	(2,193,948)
Provision for income taxes	-	-	-	-	-	-
Net Income (Loss)	(548,596)	(413,075)	(732,100)	(556,079)	(3,874,951)	(2,193,948)
Net loss per common share (basic and diluted)	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Weighted average shares outstanding	50,749,008	50,749,008	50,375,708	50,375,708

	Three Months Ended June 30, 2005		Six Months Ended June 30, 2005
	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Operating Expenses:
Selling general and administrative	$192,515	$106,826	$493,716	$252,966
Research and Development	31,969	31,969	234,311	234,311
Depreciation and amortization	-	-	-	-
Total Operating Expenses	224,484	138,795	728,027	487,277
Operating Loss	(224,484)	(138,795)	(728,027)	(487,277)
Provision for income taxes	-	-	-	-
Net Income (Loss)	(224,484)	(138,795)	(728,027)	(487,277)
Net loss per common share (basic and diluted)	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Weighted average shares outstanding	49,998,260	49,998,260	49,998,260	49,998,260

Following are reconciliations of the Company’s restatement of the Statement of Cash Flows for the six months ended June 30, 2006 and 2005 as well as the period April 7, 2003 (date of inception of development stage) through June 30, 2006.

	Six Months Ended June 30, 2006		Six Months Ended June 30, 2005		For the Period April 7, 2003 (date of Inception of Development Stage) through June 30, 2006
	(As Restated)	(As Reported)	(As Restated)	(As Reported)	(As Restated)	(As Reported)
Cash flows from Operating Activities:
Net loss	$(732,100)	$(556,079)	$(728,027)	$(487,277)	$(3,874,951)	$(2,193,948)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid by Parent	321,600	55,579	728,027	487,277	3,266,661	1,585,658
Amortization and depreciation	-	-	-	-	107,790	107,790
Cash used in operating activities	(500,500)	(500,500)	-	-	(500,500)	(500,500)
Cash Flows From Financing Activities:
Proceeds from exercise of warrants	500,500	500,500	-	-	500,500	500,500
Cash provided by financing activities	500,500	500,500	-	-	500,500	500,500
Net (decrease) increase in cash	-	-	-	-	-	-
Cash, beginning of period	-	-	-	-	-	-
Cash, end of period	$-	$-	$-	$-	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-	$-	$-	$-	$-
Cash paid for income taxes	-	-	-	-	-	-
Non cash transactions:
Expenses paid by Parent	321,600	55,579	728,027	487,277	3,266,661	1,585,658

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
NEW GENERATION HOLDINGS, INC.

Pursuant to Section 242
of the
General Corporation Law
of the State of Delaware

The UNDERSIGNED, Jacques Mot, being the President of New Generation Holdings, Inc., a Delaware corporation (the "Corporation") does hereby certify as follows:

FIRST:  The name of the Corporation is New Generation Holdings, Inc.

SECOND:  The date of filing the Corporation’s original Certificate of Incorporation in the State of Delaware was April 15, 1999 under the name New Generation Plastic, Inc. Thereafter, a Certificate of Amendment to the Certificate of Incorporation was filed on May 18, 2000 changing its name to New Generation Holdings, Inc.

THIRD:  The Certificate of Incorporation is amended such that the first paragraph of ARTICLE IV shall be and read as follows:

The aggregate number of shares of capital stock which the Corporation is authorized to issue is One Hundred Fifty One Million (151,000,000) shares of which: (i) One Hundred Fifty Million (150,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share; and (ii) One Million (1,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share.

FOURTH:  At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation declaring said amendment to be advisable and calling for a meeting of the stockholders of the Corporation for consideration thereof.

FIFTH:  Thereafter,   a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222   of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH:  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate on the ____ day of __________, 2007.

Jacques Mot, President

PROXY FOR NEW GENERATION HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
FEBRUARY 16, 2007 OR ANY ADJOURNMENT THEREOF

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated January 31, 2007 of the Special Meeting of Stockholders and hereby appoints Jacques Mot and Patrick Sulzer, each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Special Meeting of Stockholders of New Generation Holdings, Inc. (the “Company”) to be held February 16, 2007, and at any adjournment or adjournments thereof, for the following matters:

(1)    ☐ FOR all the following nominees (except as indicated to the contrary below):

Jacques Mot and Marcel Rokegem

to serve as directors of the Company and the Company’s subsidiary Plastinum Corp. (to serve until the next annual meeting)

To withhold authority to vote for an individual Nominee, write that Nominee's name on this line.______________________________________

(2)   To approve the “spin-off” of the common stock of Plastinum Corp. held by the Company to the Company’s stockholders:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(3)   To approve the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(4)   To ratify the “debt conversion transaction” previously effected by the Company with its President and Chief Executive Officer, Jacques Mot, pursuant to which Mr. Mot obtained the right to convert debt of the Company to him into shares of Preferred Stock of the Company, representing approximately 44.4 % of the outstanding shares of Common Stock of the Company.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(5)   To ratify the appointment of Russell Bedford Stefanou Mirchandani LLP as independent auditors of the Company for the fiscal year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(6)   In their discretion, to transact business that properly comes before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the spin off of Plastinum Corp. to the Company’s stockholders, FOR the amendment of the Company’s certificate of incorporation, FOR ratification of the “debt conversion transaction”, FOR ratification of the appointment of Russell Bedford Stefanou Mirchandani LLP as independent auditors of the Company and FOR the granting of discretion to the proxy holders to transact business that properly comes before the meeting or any adjournment thereof.

Individual:			Entity:

By:	or	By:
Name:
Title:
Date: ___________

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation the proxy must be signed by a duly authorized officer, and his name and title should appear where indicated below his signature.

Name of Registered Holder: ______________________________

Number of shares entitled to vote at the Special Meeting: _______________